(Retail)

Exhibit 8(dddd)(8)

Schedule A Revision Transamerica Funds 10-1-2015

(Retail)

SCHEDULE A

TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

AND

TRANSAMERICA CAPITAL, INC.

DATED

OCTOBER 20, 2008

ACCOUNTS, CONTRACTS, FUNDS

EFFECTIVE AS OF OCTOBER 1, 2015

SEPARATE ACCOUNTS

Merrill Lynch Life Variable Annuity Separate Account D

POLICIES/CONTRACTS

Merrill Lynch Investor Choice Annuity® (IRA Series)

Merrill Lynch IRA Annuity®

FUNDS – CLASS A SHARES

Transamerica Asset Allocation-Conservative Portfolio

Transamerica Asset Allocation-Growth Portfolio

Transamerica Asset Allocation-Moderate Growth Portfolio

Transamerica Asset Allocation-Moderate Portfolio

Transamerica Capital Growth

Transamerica Concentrated Growth

Transamerica Dividend Focused

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Equity

Transamerica Enhanced Muni

Transamerica Flexible Income

Transamerica Floating Rate

Transamerica Global Bond

Transamerica Global Equity

Transamerica Growth Opportunities

Transamerica High Yield Bond

Transamerica High Yield Muni

Transamerica Income & Growth

Transamerica Inflation Opportunities

Transamerica International Equity

Transamerica International Small Cap Value

Transamerica Large Cap Value

Transamerica Mid Cap Growth

Transamerica Mid Cap Value Opportunities

Transamerica MLP & Energy Income

Transamerica Money Market

Transamerica Multi-Managed Balanced

Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Opportunistic Allocation

Transamerica Short-Term Bond

Transamerica Small Cap Core

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

(Retail)

Transamerica Strategic High Income

Transamerica Tactical Allocation

Transamerica Tactical Income

Transamerica Tactical Rotation

Transamerica Unconstrained Bond

Transamerica US Growth

3